Exhibit 10.6                 Consulting Agreement

      This is an agreement dated and effective this 6th day of February, 2006 by and between Jay and Associates, LLC d/b/a Elite Equity Marketing, a limited liability company organized under the laws of the State of Maryland having its principle office at 321 York Rd. 2nd Floor Towson, MD 21204 (hereinafter referred to as The Company), and View Systems, Inc. (VYST) (hereinafter referred to as The Client) for investor relations services for View Systems Inc.

                             Recitals

      I. The Client desires to obtain consulting services from The Company as more particularly described herein ("Scope of Services and Manner of Performance").
      II. The Company is in the business of providing such consulting services and has agreed to provide the services on the terms and conditions set forth in this agreement.
      Now, therefore, in consideration of the faithful performance of the obligations set forth herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, The Company and The Client hereby agree as follows.

                              Terms

1. Scope of Services. The Company will perform financial consulting for and on behalf of The Client in relation to interactions with broker-dealers, shareholders and members of the public and will consult with and advise The Client on matters pertaining to company investor/public relations, business modeling and development and the release of press can perform services including:
                       a.  Phone Campaigns


2. Manner of performance. It is intended that The Company will provide research on the company and distribute company material to institutions, portfolio manager, broker-dealers, financial advisers and other persons whom The Company determines in its sole discretion, are capable of disseminating such information to the general public. The Company will also advise The Client concerning investor relations and promotional matters relating to its business. The Company will act upon The Client's behalf in the investment community, with existing shareholders, and the public. It is expressly agreed and acknowledged that The Company will not be expected to provide investment advice or recommendations regarding The Client to anyone. The Company will focus on contracting persons, generally though conventional communications in order to familiarize them with information concerning The Client. Additionally, The Company shall be available for advice and counsel to the officers and directors of The Client at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time allocated by the Company, shall be determined at the sole discretion of The Company.

3. Status of Consultant. The Company shall act as an independent Consultant and not as an agent or employee of The Client and The Company shall make no representation as an agent or employee of The Client. The Company shall furnish insurance and be responsible for all taxes as an independent Consultant. The Company shall have no authority to bind The Client or incur other obligations on behalf of The Client. Likewise, The Client shall have no authority to bind on incur obligations on behalf of The Company.

4. Disclosure of Material Events. The Client agrees to promptly disclose to The Company those events/discoveries which are known and/or anticipated that may conceivably have an impact on the stock, business operations, future business, or public perception of The Client, as this has material impact on the ability and effectiveness of The Company and service rendered.

5. Confidentiality Agreement. In the event The Client discloses information to The Company that The Client considers to be secret, proprietary or non-public and so notifies the Company, the Company agrees to hold said information in confidence. Proprietary information shall be used by The Company only in connection with services rendered under this Agreement. Proprietary information shall not be deemed to include information under a) is in or becomes in the public domain without violation of this Agreement by The Client, or b) is rightfully received from a third entity having no obligation to The Client and without violation of this Agreement. In reciprocal, The Client agrees to hold confidential all trade secrets of and methods employed by The Company in fulfillment of services rendered.

6. Indemnification. The Client agrees to indemnify and hold harmless The Company against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which The Company is willing and capable of providing services on a "Best Efforts" basis. The Company cannot be held liable for negative stock activity unless it can be shown that this activity comes as a direct result of willful, negligent, in appropriate and illegal representation or misrepresentation by The Company. The Company cannot and will not provide a guarantee as to the anticipated stock price, performance and/or trading volume. The Company does intend to sell all of the stock provided as payment by The Client. Payment by The Client to The Company is irrevocable and irreversible.

7. Conflict of Interest. The Company shall be free to perform services for other persons. The Company will notify The Client of its performance of consulting services for any other Client that could conflict with its obligations under this agreement.

8.    Term.  Refer to Schedule A.

9.    Payment.  Refer to Schedule B.

10. Severability. This agreement may be dissolved at any time at the express consent of both parties. In the event any part of this agreement shall be held to be invalid by any competent court or arbitration panel, this agreement shall be interpreted as if only that part is invalid and that the parties to this agreement will continue to execute the rest of this agreement to the best of their abilities unless both parties mutually consent to the dissolution of this agreement.

     This agreement shall be interpreted accordance with laws of the State of Maryland. This agreement and attached schedules constitutes the entire contract of the parties with respect to the matters addressed herein and no modifications of this agreement shall be enforceable unless in writing signed by both The Company and The Client. This agreement is not assignable by either party without the consent of the other.

Schedule A
Term of Commitment
------------------
The Company shall perform consulting services for The Client for three months. Such services shall commence upon receipt of first month's payment.



Schedule B

Compensation:

500,000 Free Trading shares and

Warrants * with piggyback registration

* 1,500,000 warrants exercisable @ in 500,000 share increments based on the attached formula.



View Systems Inc. (Gunther Than)

Authorized person x /s/ Gunther Than   Title  CEO     Date  2-9-05
                   ------------------       ---------      -------------
I hereby certify that I agree to the terms of the contract above and am authorized to enter into a binding contract.



Elite Equity Marketing  (Joseph Pettinelli )

Authorized person x Joseph Pettinelli  Title  Partner   Date  2-9-05
                    -----------------         --------       --------------
I hereby certify that I agree to the terms of the contract above and am authorized to enter into a binding contract.